                      AGREEMENT AND PLAN OF REORGANIZATION

                                   DATED AS OF

                                  JUNE 14, 2004

                                      AMONG

                             CONTINUUM GROUP B INC.

                           HW ACQUISITION CORPORATION

                                       AND

                              HORIZONLIVE.COM, INC.

SCHEDULES

3.1(b)        Company Warrants, Notes and Voting Agreements

3.1(e)        Company Litigation

3.1(f)        Liabilities of Company

3.2(f)        Liabilities of Parent and Acquisition Sub

4.1(a)        Affiliates of Parent

4.1(b)        Stockholders of Parent Receiving Registration Rights

EXHIBITS

Exhibit A     Form of Certificate of Merger

Exhibit B     Form of Stockholder Investment Representation Letter

Exhibit C     Form of Affiliate Agreement

Exhibit D     Form of Registration Rights Agreement

                                      AGREEMENT  AND  PLAN  OF   REORGANIZATION,
                                      dated as of June 14, 2004, among CONTINUUM
                                      GROUP  B  INC.,   a   Nevada   corporation
                                      ("PARENT"), HW ACQUISITION CORPORATION,  a
                                      Delaware   corporation  and   wholly-owned
                                      subsidiary of Parent  ("ACQUISITION SUB"),
                                      and  HORIZONLIVE.COM,   INC.,  a  Delaware
                                      corporation (the "COMPANY").

            The Boards of Directors of Acquisition Sub and the Company have each duly  approved  and adopted  this  Agreement  and Plan of  Reorganization  (this
"AGREEMENT"),  the Certificate of Merger in substantially the form of EXHIBIT A, attached  hereto (the  "CERTIFICATE  OF  MERGER"),  and the  proposed  merger of
Acquisition Sub with and into the Company (the "MERGER") in accordance with this
Agreement,  the Certificate of Merger and Delaware General  Corporation Law (the
"DELAWARE STATUTE"), whereby, among other things, (x) the issued and outstanding shares,  if any,  of (i) Common  Stock,  $0.01 par value,  of the  Company  (the
"COMPANY COMMON STOCK"),  (ii) Series A Convertible  Preferred Stock,  $0.01 par
value,  of the Company  (the  "SERIES A PREFERRED  STOCK"),  and (iii)  Series B
Redeemable  Convertible  Participating  Preferred Stock (the "SERIES B PREFERRED
STOCK") (in each instance,  other than shares held by dissenting  stockholders), will be exchanged and converted  into shares of common stock,  $0.001 par value, of Parent  (the  "PARENT  COMMON  STOCK"),  and (y) the issued  and  outstanding shares, if any, of Series C Convertible Preferred Stock, $0.01 par value, of the
Company (the "SERIES C PREFERRED  STOCK",  and, together with the Company Common
Stock,  the Series A  Preferred  Stock and the  Series B  Preferred  Stock,  the
"COMPANY  STOCK"),  will be  exchanged  and  converted  into  shares of Series A
Convertible  Preferred Stock, $0.001 par value, of Parent (the "PARENT PREFERRED
STOCK"),  in the manner set forth in Article 2 hereof and in the  Certificate of
Merger, upon the terms and subject to the conditions set forth in this Agreement and the Certificate of Merger.

            NOW,  THEREFORE,  in  consideration  of the  mutual  benefits  to be
derived   from  this   Agreement   and  the   Certificate   of  Merger  and  the
representations,  warranties,  covenants,  agreements,  conditions  and promises contained herein and therein, the parties hereby agree as follows:

                                   ARTICLE 1

                                     GENERAL

            1.1 THE MERGER. In accordance with the provisions of this Agreement, the  Certificate of Merger and the Delaware  Statute,  Acquisition  Sub shall be merged  with and into the  Company,  which at and after the  Effective  Time (as defined below) shall be, and is sometimes  herein referred to as, the "SURVIVING
CORPORATION".  Acquisition Sub and the Company are sometimes  referred to as the
"CONSTITUENT CORPORATIONS".

            1.2 THE EFFECTIVE  TIME OF THE MERGER.  Subject to the provisions of this  Agreement,  the  Certificate  of Merger shall be executed by the Surviving
Corporation  and delivered to and filed with the Secretary of State of the State of Delaware on the Closing Date (as defined below) in the manner  provided under
Section 251 of the Delaware Statute.  The Merger shall become effective upon the filing of the  Certificate of Merger with the Secretary of State of the State of
Delaware (the "Effective Time").

            1.3 EFFECT OF MERGER. At the Effective Time, the separate  existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Surviving Corporation,  and the Surviving Corporation shall succeed, without other  transfer,  to  all  rights  and  property  of  each  of  the  Constituent
Corporations  and  shall be  subject  to all the debts  and  liabilities  of the
Constituent  Corporations in the same manner as if the Surviving Corporation had itself incurred them, and be subject to all the  restrictions,  disabilities and duties of each of the Constituent Corporations as provided in Section 251 of the
Delaware Statute.

            1.4 CHARTER AND BY-LAWS OF SURVIVING CORPORATION. From and after the
Effective  Time, (i) the  Certificate of  Incorporation  (the  "CHARTER") of the
Company  shall be amended so that  Article  Four shall read in its  entirety  as follows:  "The  total  number  of  shares  of all  classes  of stock  which  the corporation shall have authority to issue is one thousand (1,000),  all of which shall consist of Common Stock,  $0.01 par value per share",  and, as so amended, shall be the Charter of the  Surviving  Corporation,  unless and until  altered, amended or repealed as provided in the Delaware Statute, (ii) the by-laws of the
Company  shall be the  by-laws of the  Surviving  Corporation,  unless and until altered, amended or repealed as provided in the Delaware Statute, the Charter or such  by-laws,  (iii) the directors of the Company shall be the directors of the
Surviving Corporation, unless and until removed, or until their respective terms of office shall have  expired,  in  accordance  with the Delaware  Statute,  the
Charter and the by-laws of the Surviving Corporation, as applicable and (iv) the officers of the Company  shall be the  officers  of the  Surviving  Corporation, unless and until removed,  or until their terms of office shall have expired, in accordance  with the  Delaware  Statute,  the  Charter  and the  by-laws  of the
Surviving Corporation, as applicable.

            1.5 TAKING OF NECESSARY  ACTION.  Prior to the Effective  Time,  the
parties  hereto  shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as  expeditiously  as reasonably  practicable,  in accordance with this Agreement,  the Certificate of
Merger and the Delaware Statute.

            1.6 TAX-FREE  REORGANIZATION.  For federal income tax purposes,  the parties  intend that the Merger be treated as a tax-free  reorganization  within the meaning of Section  368(a) of the Internal  Revenue Code of 1986, as amended
(the  "CODE").  The parties  shall not take a position on any tax return or take any action  inconsistent  with this Section 1.6 unless  otherwise  required by a taxing authority.

            1.7 CLOSING.  Unless this Agreement  shall have been  terminated and the  transactions  contemplated  by this  Agreement  abandoned  pursuant  to the provisions of Article 9, and subject to the provisions of Article 6, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m. (New York time) on a date (the "CLOSING DATE") to be mutually agreed upon by the parties,  which date shall be not later  than the third  Business  Day after all the  conditions  set forth in  Article 6 shall have been  satisfied  (or  waived in  accordance  with
Section  10.10,  to the extent the same may be waived),  unless  another date is agreed to in writing by the parties. The Closing shall take place at the offices

                                      -2-

of Orrick,  Herrington & Sutcliffe LLP ("OH&S"), 666 Fifth Avenue, New York, New
York 10103, unless another place is agreed to in writing by the parties. As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City and State of New York.

                                   ARTICLE 2

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

            2.1 CONVERSION OF STOCK AND CONSIDERATION.

                (a) DEFINITIONS.

                    (i)  "COMPANY  STOCK   FRACTION"  shall  equal  1.00  (which
reflects the  effectiveness  of the Company  Reverse  Stock Split (as defined in
Section 5.9).

                    (ii)  "MERGER  SHARES"  shall  mean,  collectively,  (x) the
16,833,471  shares  of  Parent  Common  Stock to be  issued  upon  exchange  and conversion of outstanding  Company Common Stock,  Series A Preferred  Stock,  if
any, and Series B Preferred Stock, if any, in accordance with this Article 2 and
(y) the 5,000,000  shares of Parent  Preferred  Stock to be issued upon exchange and conversion of Series C Preferred Stock, in accordance with this Article 2.

                (b) EFFECTIVE OF MERGER. At the Effective Time, by virtue of the
Merger and without any action on the part of the  parties,  the  following  will occur:

                    (i) CAPITAL STOCK OF THE COMPANY.  All shares of (x) Company
Common Stock, Series A Preferred Stock, if any, and Series B Preferred Stock, if
any, outstanding immediately prior to the Effective Time (other than shares held by the  Company as treasury  stock) will be  cancelled  and  converted  into and become  the right to  receive,  in the  aggregate,  16,833,471  shares of Parent
Common Stock, to be distributed to the stockholders of the Company in accordance with Section 2.1(b)(iv),  and (y) Series C Preferred Stock, if any,  outstanding immediately  prior to the Effective  Time (other than shares held by the Company as treasury  stock) will be cancelled and converted into and become the right to receive,  in the aggregate,  5,000,000  shares of Parent  Preferred Stock, to be distributed  to the  stockholders  of the  Company in  accordance  with  Section
2.1(b)(iv).

                    (ii)  CANCELLATION  OF CERTAIN SHARES OF COMPANY STOCK.  All
shares of Company  Stock that is held at the  Effective  Time by the  Company as treasury  stock or that is  authorized  but unissued  will be  cancelled  and no payment will be made with respect to those shares;

                    (iii)  CAPITAL  STOCK  OF  ACQUISITION  SUB.  Each  share of capital stock of Acquisition Sub outstanding  immediately prior to the Effective
Time will be  converted  into and become one  validly  issued,  fully-paid,  and non-assessable share of Common Stock of the Surviving Corporation.

                                      -3-

                    (iv) EXCHANGE RATIO FOR COMPANY STOCK. Each share of Company
Common Stock, Series A Preferred Stock, if any, and Series B Preferred Stock, if
any,  issued and  outstanding  at the Effective  Time (other than shares held by dissenting  stockholders,  if any),  including all accrued and unpaid  dividends thereon,  shall be exchanged and converted into the right to receive the Company
Stock  Fraction  (the  "EXCHANGE  RATIO") of a share of Parent  Common  Stock in accordance with Section 2.2(a).  Each share of Series C Preferred Stock, if any, issued  and  outstanding  at the  Effective  Time  (other  than  shares  held by dissenting  stockholders,  if any),  including all accrued and unpaid  dividends thereon, shall be exchanged and converted into the right to receive the Exchange
Ratio of a share of Parent  Preferred  Stock in accordance  with Section 2.2(a).
All  calculations  pursuant  to this  Agreement  shall be rounded to the nearest one-billionth (.000000001).

                    (v)  SHARES OF  DISSENTING  STOCKHOLDERS.  Each  issued  and outstanding  share of Company  Stock held by a dissenting  stockholder,  if any, shall not be exchanged  and  converted as  described in Section  2.1(b)(iv)  but shall become the right to receive such  consideration as may be determined to be due to such dissenting  stockholder pursuant to the Delaware Statute;  provided, however,  that  each  share of  Company  Stock  issued  and  outstanding  at the
Effective Time and held by a dissenting  stockholder  who or which shall,  after the Effective Time,  withdraw his or its demand for appraisal or lose or fail to perfect his or its right of appraisal as provided in the Delaware  Statute shall be deemed,  as of the Effective  Time, to be exchanged and converted into Parent
Common Stock or Parent  Preferred  Stock, as applicable,  as provided in Section
2.1(b)(iv),  without interest.  After the Effective Time, as provided in Section
262 of the Delaware Statute, no dissenting  stockholder will be entitled to vote the shares of Company Stock subject to such dissenting  stockholder's demand for appraisal  for any purpose or be entitled to the payment of  dividends  or other distributions on such shares.  The Company shall be entitled to make any payment with respect to, or settle or offer to settle, any such demands.

                    (vi)  ADJUSTMENTS  FOR  CAPITAL  CHANGES.  If,  prior to the
Effective Time, Parent or the Company recapitalizes through a subdivision of its outstanding  shares into a greater  number of shares,  or a  combination  of its outstanding shares into a lesser number of shares, or reorganizes,  reclassifies or otherwise changes its outstanding  shares into the same or a different number of shares or other  classes,  or declares a dividend on its  outstanding  shares payable in shares of its capital stock or securities  convertible into shares of its capital stock, then the Exchange Ratio will be adjusted  appropriately so as to maintain  the  relative  proportionate  interests of the holders of shares of
Company Stock and the holders of shares of Parent Common Stock.  Notwithstanding the foregoing,  no adjustment to the Exchange Ratio shall be made as a result of the Company Reverse Stock Split.

            2.2 EXCHANGE OF CERTIFICATES.

                (a) PROCEDURE FOR EXCHANGE. Following the Effective Time, Parent
shall deliver to each holder of record, other than the Company and Parent or any subsidiary of the Parent,  of a certificate or  certificates  which  immediately prior to the Effective Time represented issued and outstanding shares of Company
Stock (each, a "COMPANY  CERTIFICATE"),  a certificate (a "PARENT  CERTIFICATE")
representing  that  number of Merger  Shares  that such  holder has the right to receive pursuant to Section 2.1(b)(iv) with respect to such Company Certificate, against receipt by Parent of (i) such Company Certificate for cancellation, (ii)

                                      -4-

an executed  letter of  transmittal,  (iii) an executed  stockholder  investment representation  letter  in the form  attached  hereto  as  EXHIBIT  B  (each,  a
"STOCKHOLDER  INVESTMENT  REPRESENTATION LETTER") and (iv) a duly executed stock power to be delivered  to the transfer  agent,  and the Company  Certificate  so surrendered  shall  forthwith  be  cancelled.  In the  event  of a  transfer  of ownership  of shares of Company  Stock that is not  registered  on the  transfer records of the Company, a Parent  Certificate  representing the proper number of
Merger  Shares  may  be  issued  to a  transferee  if  the  Company  Certificate representing  such  Company  Stock is presented  to Parent,  accompanied  by all documents required to evidence and effect such transfer and by evidence that any applicable  stock or other transfer taxes have been paid.  Until  surrendered as contemplated by this Section 2.2(a),  each Company  Certificate shall be deemed, on and after the  Effective  Time,  to represent  only the right to receive upon such surrender,  Parent Certificates  representing Merger Shares as contemplated by Section 2.1(b)(iv), without interest.

                (b)  FRACTIONAL  SHARES.  No fractional  shares of Parent Common
Stock or Parent  Preferred  Stock shall be issued in connection with the Merger, but in lieu thereof each holder of (i) Company Common Stock,  Series A Preferred
Stock or Series B Preferred  Stock who would  otherwise be entitled to receive a fraction of a share of Parent  Common Stock (after  aggregating  all  fractional shares of Parent  Common  Stock to be received by such holder) will receive from
Parent the nearest whole number of shares of Parent Common Stock and (ii) Series
C  Preferred  Stock who would  otherwise  be entitled to receive a fraction of a share of Parent  Preferred  Stock (after  aggregating  all fractional  shares of
Parent  Preferred  Stock to be received by such holder) will receive from Parent the nearest whole number of shares of Parent Preferred Stock.

                (c) NO FURTHER  OWNERSHIP  RIGHTS IN COMPANY  STOCK.  All Merger
Shares  issued upon the  surrender  for  exchange of shares of Company  Stock in accordance  with the terms of this Article 2 shall be deemed to have been issued in full  satisfaction of all rights  pertaining to such shares of Company Stock.
After the Effective Time, there will be no further  registration of transfers of the shares of Company  Stock on the stock  transfer  books of the  Company.  If, after the Effective Time, any Company  Certificate is presented to the Surviving
Corporation,  such  Company  Certificate  shall be  canceled  and  exchanged  as provided in this Article 2.

                (d) NO  LIABILITY.  Neither  Parent,  Acquisition  Sub  nor  the
Company  shall be liable to any  holder  of  shares of  Company  Stock or Parent
Common  Stock,  as  the  case  may  be,  for  Merger  Shares  (or  dividends  or distributions  with respect  thereto) to be issued in exchange for Company Stock pursuant to this  Section  2.2,  if, on or after the  expiration  of twelve (12)
months  following  the  Effective  Date,  such shares are  delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                (e) LOST, STOLEN OR DESTROYED COMPANY CERTIFICATES. In the event any Company  Certificate  shall have been lost,  stolen or  destroyed,  upon the making of an  affidavit  to that  effect by the  person  claiming  such  Company
Certificate to be lost,  stolen or destroyed,  Parent will issue in exchange for such lost, stolen or destroyed Company  Certificate the Merger Shares in respect thereof pursuant to this Agreement.

                                      -5-

            2.3  CONVERSION  OF THE COMPANY  OPTIONS AND  ASSUMPTION  OF COMPANY
OPTION PLANS; OTHER SECURITIES.

                (a)  At  the  Effective   Time,   each  of  the  Company's  then
outstanding stock options  (collectively,  the "COMPANY OPTIONS") which have not been  terminated,  exercised or otherwise  converted  as of the  Effective  Time
(including,  without  limitation,  the incentive stock options and non-qualified stock  options  under the  Horizon  Live  Distance  Learning,  Inc.  1998  Stock
Option/Stock  Issuance Plan, as amended, and the 2004 Horizon-Wimba Stock Option
Plan (together,  the "COMPANY OPTION PLANS") to purchase  Company Common Stock), by virtue of the Merger and without any further action on the part of any holder thereof,  shall be assumed by Parent and automatically  converted into an option to purchase a number of shares of Parent Common Stock  determined by multiplying the number of shares of Company  Common  Stock  covered by such  Company  Option immediately  prior to the Effective  Time by the Exchange  Ratio (rounded to the nearest whole number of shares), at an exercise price per share of Parent Common
Stock  equal  to  the  exercise  price  in  effect  under  such  Company  Option immediately  prior to the Effective  Time divided by the Exchange Ratio (rounded up to the nearest  cent),  which  option to purchase  Parent  Common Stock shall contain the same term,  status as an "incentive  stock option" under Section 422 of the Code (if such Company Option was  theretofore a Company  incentive  stock option),  vesting schedule and otherwise be on substantially  the same terms and conditions as set forth in the assumed  Company Option (any such assumed Company
Option being herein  referred to as an "ASSUMED  OPTION").  In addition,  at the
Effective  Time,  each of the Company Option Plans,  by virtue of the Merger and without  any  further  action on the part of the  Company  or  Parent,  shall be assumed by Parent.  The parties  intend that the  assumption  and  conversion of
Company  Options under this Section 2.3 shall meet the  requirements  of Section
424(a)  of the Code and  this  Section  2.3  shall  be  interpreted  in a manner consistent with such interpretation.

                (b) Parent shall take all corporate  action necessary to reserve for issuance a sufficient  number of shares of Parent  Common Stock for delivery upon exercise of the Assumed Options in accordance with this Section 2.3.

            2.4 AUTHORIZATION OF THE MERGER, THIS AGREEMENT, AND THE CERTIFICATE
OF MERGER.  In the event the Merger shall be approved by the stockholders of the
Company,  as  required  by the  Delaware  Statute  and as  contemplated  by this
Agreement,  such approval  shall  constitute  approval and  ratification  by the stockholders  of the  Company of the (i) Merger,  as  required  by the  Delaware
Statute and (ii) provisions of this Agreement and the Certificate of Merger.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

            3.1  REPRESENTATIONS  AND  WARRANTIES  OF THE  COMPANY.  The Company
represents and warrants to Parent and Acquisition Sub that,  except as disclosed in the schedules attached hereto:

                (a)  ORGANIZATION;  GOOD STANDING;  QUALIFICATION AND POWER. The
Company  (i) is a  corporation  duly  organized,  validly  existing  and in good standing  under the laws of the State of  Delaware,  and (ii) has all  requisite

                                      -6-

corporate  power and  authority  to own,  lease and operate its  properties  and assets and to carry on its business as now being  conducted,  to enter into this
Agreement,   to  perform  its  obligations   hereunder  and  to  consummate  the
transactions  contemplated  hereby. The Company has delivered to Parent true and complete copies of the Charter and by-laws of the Company.

                (b) CAPITALIZATION.

                    (i) As of the date of this  Agreement  (and prior to (v) the
Company Reverse Stock Split,  (w) the conversion of the Series A Preferred Stock and Series B Preferred Stock into Company Common Stock (which is contemplated to be effected prior to the Closing), (x) the issuance of shares in connection with contemplated  combination  with Wimba S.A., (y) the issuance of 1,000,000 shares of common stock in connection with amounts owed under that  Agreement,  dated as of December  10,  2003,  among the Company and Argentum  Management  LLC,  which agreement is expected to be terminated  effective as of August 31, 2004, and (z)
the issuance of shares of Series C Preferred  Stock (which is contemplated to be effected  prior to the  Closing),  the  authorized  capital stock of the Company consists of 27,830,307 shares designated as follows:

                        18,907,925  shares of  Company  Common  Stock,  of which
5,280,042 shares are outstanding; and

                        8,922,382 shares of preferred stock, $0.01 par value per
share,  of which (i) 204,360 shares are designated as Series A Preferred  Stock, all of which shares are outstanding and (ii) 8,718,022  shares are designated as
Series B Preferred Stock, all of which shares are outstanding.

                    (ii) All of the  issued  and  outstanding  shares of Company
Stock  have  been  duly   authorized  and  are  validly   issued,   fully  paid,
non-assessable,  and not subject to preemptive or similar rights of stockholders or others,  and all shares of Company Stock that have been reserved for issuance will, upon issuance in compliance with the terms of the instruments  pursuant to which they are to be issued,  be duly  authorized,  validly issued,  fully paid, non-assessable,  and not subject to preemptive or similar rights of stockholders or others.

                    (iii)  Other  than the  Company  Options  or as set forth in
Schedule  3.1(b),  there are no options,  warrants or other rights,  agreements, arrangements  or commitments of any character to which the Company or any of its affiliates  are a party or by which the Company is bound  relating to the issued or unissued  capital stock of the Company or obligating  the Company to issue or sell any shares of capital stock of, or other equity  interests in, the Company.
There are no outstanding contractual obligations of the Company to provide funds to,  or  make  investment  (in  the  form of a  loan,  capital  contribution  or otherwise) in, any other person or entity.

                (c) AUTHORITY.  The execution,  delivery and  performance by the
Company of this Agreement and the Certificate of Merger and the  consummation of the transactions contemplated hereby and thereby will, as of the Effective Time, have been duly authorized by all necessary  corporate  action on the part of the
Company.  This  Agreement  is, and the  Certificate  of Merger will be as of the

                                      -7-

Effective  Time,  valid and  binding  obligations  of the  Company,  enforceable against the Company in accordance  with their  respective  terms,  except to the
extent   that   enforceability   may  be  limited  by   applicable   bankruptcy,
reorganization,  insolvency,  moratorium  or other  similar laws  affecting  the
enforcement  of  creditors'   rights  generally  and  by  principles  of  equity
regardless of whether such  enforceability  is considered a proceeding in law or equity.  Neither the execution,  delivery and performance by the Company of this
Agreement  and  the  Certificate  of  Merger,   nor  the   consummation  of  the
transactions  contemplated  hereby or thereby,  will in any respect (A) conflict with,  (B)  result in any  violations  of,  (C) cause a default  under  (with or without  due  notice,  lapse of time or  both),  (D) give  rise to any  right of termination, amendment, cancellation or acceleration of any obligation contained in or the  loss  of any  benefit  under,  (E)  result  in  the  creation  of any
Encumbrance  on or against any assets,  rights or property of the Company  under any term, condition or provision of (x) any instrument or agreement to which the
Company is a party, or by which the Company or any of its properties,  assets or rights  may be bound,  (y) any law,  statute,  rule,  regulation,  order,  writ, injunction,  decree,  permit,  concession,  license or franchise of any federal, state, municipal,  foreign or other governmental court, department,  commission, board, bureau, agency or instrumentality  ("GOVERNMENTAL  AUTHORITY") applicable to the Company or any of its  properties,  assets or rights or (z) the Company's
Charter or by-laws,  as amended through the date hereof,  respectively,  in each case, which conflict,  breach, default or violation or other event would prevent the  consummation  of the  transactions  contemplated  by this  Agreement or the
Certificate of Merger.  Except as  contemplated  by this  Agreement,  no permit, authorization,  consent or approval of or by, or any  notification  of or filing with, any Governmental  Authority or other person is required in connection with the execution,  delivery and performance by the Company of this Agreement or the
Certificate  of  Merger or the  consummation  of the  transactions  contemplated hereby or thereby,  other than (i) the filing  with the SEC of such  reports and information  under the  Securities  and  Exchange  Act of 1934,  as amended (the
"EXCHANGE  ACT"),  and  the  rules  and  regulations   promulgated  by  the  SEC
thereunder,  as may be  required  in  connection  with  this  Agreement  and the transactions  contemplated  hereby,  (ii) the filing of such documents with, and the  obtaining  of such orders  from,  various  state  securities  and  blue-sky authorities  as are required in connection  with the  transactions  contemplated hereby,  (iii) the filing of the  Certificate  of Merger with the  Secretary  of
State  of  the  State  of  Delaware  and  (iv)  such  other  consents,  waivers, authorizations,  filings,  approvals and registrations  which if not obtained or made would  materially  impair  the  ability of the  Company to  consummate  the transactions contemplated by this Agreement,  including, without limitation, the
Merger. As used herein, the term "Encumbrances"  shall mean and include security
interests,   mortgages,   liens,  pledges,   guarantees,   charges,   easements,
reservations,  restrictions, clouds, equities, rights of way, options, rights of first  refusal  and all  other  encumbrances,  whether  or not  relating  to the extension of credit or the borrowing of money.

                (d) FINANCIAL INFORMATION.

                    (i) The  Company  has  previously  delivered  to Parent  the
following   financial   statements   (collectively,   the   "COMPANY   FINANCIAL
STATEMENTS):

                        (1) the  unaudited  balance  sheet of the  Company as at
March 31, 2004 (the "COMPANY  INTERIM BALANCE SHEET") and the date thereof being the "COMPANY  INTERIM  BALANCE SHEET DATE") and the related  statement of income for the  three-month  period then ended,  prepared by the Company (the  "COMPANY
INTERIM FINANCIAL STATEMENTS"); and

                        (2) the  audited  balance  sheet  of the  Company  as at
December 31, 2003 (the "COMPANY  AUDITED BALANCE  SHEET");  and the date thereof being the  "COMPANY  AUDITED  BALANCE  SHEET  DATE"),  and the  related  audited statement of income for the year then ended.

                    (ii) The Company Financial  Statements (A) are in accordance with the books and records of the  Company,  (B) fairly  present  the  financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated and (C) have been prepared  in  accordance  with U.S.  generally  accepted  accounting  principles consistently  applied  ("GAAP"),  except as indicated therein and except for the absence of complete footnote  disclosure as required by GAAP and subject, in the case of the Company Interim Financial Statements, to year-end audit adjustments.

                (e)  LITIGATION,  ETC.  Except as disclosed on Schedule  3.1(e),
there  are  no  (i)  actions,   suits,   claims,   investigations  or  legal  or
administrative or arbitration proceedings (collectively,  "ACTIONS") pending, or to the best knowledge of the Company, threatened against the Company, whether at law or in equity,  or before or by any Governmental  Authority,  (ii) judgments, decrees,  injunctions  or orders of any  Governmental  Authority  or  arbitrator against the Company which, if adversely determined, could reasonably be expected to have a material  adverse  effect on the  Company's  operations  or  financial condition, taken together as a whole (a "COMPANY MATERIAL ADVERSE EFFECT").

                (f) ABSENCE OF UNDISCLOSED  LIABILITIES.  Except as set forth in
SCHEDULE  3.1(f) or as set forth or  reserved  against  on the  Company  Interim
Balance Sheet or the notes,  if any,  thereto,  at the Company  Interim  Balance
Sheet Date,  the Company had no liability or obligation  of any nature  (whether known or  unknown,  matured  or  unmatured,  fixed  or  contingent,  secured  or unsecured,  accrued, absolute or otherwise ("LIABILITY")) that would be required to be  reflected or reserved  against on the Company  Interim  Balance  Sheet in order for the Company  Interim  Balance  Sheet to fairly  present the  financial condition of the Company at the Company Interim Balance Sheet Date in accordance with GAAP,  except as  disclosed  or  provided  for  thereon.  Since the Company
Interim  Balance Sheet Date, the Company has incurred no Liabilities  other than in the ordinary course of business.

                (g)  BROKERS.  Neither  the  Company  nor  any of its  officers, directors  or  employees  have  employed  any broker or finder or  incurred  any liability for any  brokerage  fees,  commissions  or finders' fees in connection with the transactions contemplated hereby.

            3.2  REPRESENTATIONS  AND WARRANTIES OF PARENT AND ACQUISITION  SUB.
Parent and Acquisition Sub represent and warrant to the Company as follows:

                (a) ORGANIZATION;  GOOD STANDING;  QUALIFICATION AND POWER. Each
of Parent and  Acquisition  Sub (i) is a  corporation  duly  organized,  validly existing and in good standing under the laws of its state of incorporation,  and
(ii) has all requisite  corporate  power and authority to own, lease and operate

                                      -9-

its properties  and assets and to carry on its business as now being  conducted, to enter  into this  Agreement,  to perform  its  obligations  hereunder  and to consummate the  transactions  contemplated  hereby.  Parent has delivered to the
Company  true and  complete  copies of the Charter and by-laws of each of Parent and Acquisition Sub.

                (b) CAPITALIZATION.

                    (i) The authorized capital stock of Parent consists of Fifty
Million (50,000,000) shares, of which Forty-Five Million (45,000,000) shares are
Parent Common Stock,  and Five Million  (5,000,000)  shares are Parent Preferred
Stock.

                    (ii) As of the date of this Agreement,  (A) 4,822,074 shares of Parent  Common  Stock are  issued  and  outstanding,  (B) no shares of Parent
Preferred Stock are issued and  outstanding,  and (C) no shares of capital stock are held in the  treasury of Parent.  Parent has provided a current and accurate stockholder  list  (identifying  both record and  beneficial  ownership)  to the
Company,  setting  forth,  among other  things,  the names and addresses of each record and beneficial owner of Parent Common Stock.

                    (iii) All of the  issued  and  outstanding  shares of Parent
Common  Stock have been duly  authorized  and are  validly  issued,  fully paid, non-assessable,  and not subject to preemptive or similar rights of stockholders or others,  and all shares of Parent  Common  Stock that have been  reserved for issuance  will,  upon issuance in compliance  with the terms of the  instruments pursuant to which they are to be issued,  be duly  authorized,  validly  issued, fully paid,  nonassessable,  and not subject to preemptive or similar  rights of stockholders  or  others.  Parent  complied  in all  respects  with all  federal securities and applicable state "blue sky" laws in connection with the offering, issuance,  sale and  delivery  of all of the  issued and  outstanding  shares of
Parent Common Stock,  and no such  offering,  issuance,  sale or delivery was in violation thereof.

                    (iv)  There  are  no  options,  warrants  or  other  rights, agreements,  arrangements or commitments of any character to which Parent or any of its affiliates are a party or by which Parent is bound relating to the issued or unissued  capital stock of Parent or  obligating  Parent to issue or sell any shares of capital stock of, or other equity  interests in, Parent.  There are no outstanding  contractual  obligations  of  Parent to  provide  funds to, or make investment (in the form of a loan,  capital  contribution  or otherwise) in, any other person or entity. There are no voting agreements,  voting trusts, proxies, rights  of first  refusal,  rights  of first  offer,  co-sale  rights,  options, transfer restrictions or other agreements,  instruments or undertakings (whether written or oral,  formal or informal),  with respect to the voting,  transfer or disposition  of Parent  Common  Stock or any other  security  of Parent to which
Parent is a party or is bound or, to the best  knowledge  of Parent,  between or among any persons other than Parent.

                    (v) Parent has duly authorized and reserved for issuance the
Merger Shares,  and, when issued in accordance  with the terms of Article 2, the
Merger Shares will be duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of stockholders or others.

                    (vi) There  exists a  sufficient  number of  authorized  but unissued  shares of Parent Common Stock to allow for (i) the exercise in full of the Assumed  Options  and (ii) the  conversion  in full of the Parent  Preferred

                                      -10-

Stock,  and Parent has duly reserved for issuance a sufficient  number of shares of Parent Common Stock to accommodate  such exercise of the Assumed  Options and conversion  of the Parent  Preferred  Stock,  and when such shares are issued by
Parent,  such  shares  will be duly  authorized,  validly  issued,  fully  paid, nonassessable and not subject to preemptive or similar rights of stockholders or others.

                    (vii)  The  authorized  capital  stock  of  Acquisition  Sub consists of 1,000  shares of common  stock,  $0.001 par value per share.  Parent owns all the outstanding  shares of capital stock of Acquisition Sub, and all of such shares are validly  issued,  fully paid,  nonassessable  and not subject to preemptive or similar rights of stockholders or others.  Other than  Acquisition
Sub, Parent does not own or control, directly or indirectly, any interest in any other  corporation,  association,  or other  business  entity.  Parent  is not a participant in any joint venture, partnership, or similar arrangement. There are no voting agreements, voting trusts, proxies, rights of first refusal, rights of first offer, co-sale rights, options, transfer restrictions or other agreements, instruments or undertakings (whether written or oral, formal or informal),  with respect  to the  voting,  transfer  or  disposition  of any equity  security  of
Acquisition Sub to which  Acquisition Sub is a party or is bound or, to the best knowledge of Parent and Acquisition Sub, between or among any persons other than
Acquisition.

                (c) AUTHORITY. The execution, delivery and performance by Parent of this  Agreement  and  each of the  Affiliate  Agreements  and the  execution, delivery and  performance  of this  Agreement and the  Certificate  of Merger by
Acquisition Sub and the consummation of the transactions contemplated hereby and thereby  will,  as of the  Effective  Time,  have  been duly  authorized  by all
necessary   corporate  action  on  the  part  of  Parent  and  Acquisition  Sub, respectively.  This Agreement will be valid and binding obligations of Parent as of the Effective Time,  enforceable against Parent in accordance with its terms,
except  to  the  extent  that   enforceability  may  be  limited  by  applicable
bankruptcy,  reorganization,   insolvency,  moratorium  or  other  similar  laws
affecting the  enforcement of creditors'  rights  generally and by principles of equity  regardless of whether such  enforceability is considered a proceeding in law or equity;  and this  Agreement and the  Certificate of Merger are the valid and binding obligations of Acquisition Sub,  enforceable against Acquisition Sub in accordance with their  respective  terms. At the Effective Time,  neither the execution,  delivery and performance by Parent of this Agreement, the execution, delivery and  performance  of this  Agreement and the  Certificate  of Merger by
Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will in any respect (A) conflict with, (B) result in any violations of,
(C) cause a default  under (with or without due notice,  lapse of time or both),
(D)  give  rise  to  any  right  of  termination,   amendment,  cancellation  or
acceleration  of any  obligation  contained in or the loss of any benefit under,
(E) result in the creation of any  Encumbrance on or against any assets,  rights or property of Parent or  Acquisition  Sub, as the case may be,  under any term, condition  or provision  of (x) any  instrument  or agreement to which Parent or
Acquisition  Sub is a party,  or by which  Parent or  Acquisition  Sub or any of their  respective  properties,  assets  or  rights  may be  bound,  (y) any law, statute, rule, regulation, order, writ, injunction,  decree, permit, concession, license or  franchise  of any  Governmental  Authority  applicable  to Parent or
Acquisition Sub or any of their respective  properties,  assets or rights or (z)
Parent's or Acquisition  Sub's Charter or by-laws,  as amended  through the date hereof, respectively, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the  transactions  contemplated by this Agreement or the  Certificate of Merger.  Except as contemplated by this

                                      -11-

Agreement,  no  permit,  authorization,  consent  or  approval  of or by, or any notification  of or filing with, any  Governmental  Authority or other person is required in connection with the execution, delivery and performance by Parent or
Acquisition  Sub of this Agreement or the  Certificate of Merger (in the case of
Acquisition Sub) or the consummation of the transactions  contemplated hereby or thereby,  other than (i) the filing with the SEC of such reports and information under the Exchange  Act, and the rules and  regulations  promulgated  by the SEC thereunder,  as may be  required  in  connection  with  this  Agreement  and the transactions  contemplated  hereby,  (ii) the filing of such documents with, and the  obtaining  of such orders  from,  various  state  securities  and  blue-sky authorities  as are required in connection  with the  transactions  contemplated hereby,  (iii) the filing of the  Certificate  of Merger with the  Secretary  of
State  of  the  State  of  Delaware  and  (iv)  such  other  consents,  waivers, authorizations,  filings,  approvals and registrations  which if not obtained or made  would  materially  impair  the  ability  of Parent or  Acquisition  Sub to consummate the transactions contemplated by this Agreement,  including,  without limitation,  the Merger (each of the actions  reflected in clauses (i), (ii) and
(iii) to be taken by Parent).

                (d) SEC DOCUMENTS.

                    (i)  Except  as set forth in  SCHEDULE  3.2(d),  Parent  has timely filed all forms,  reports,  statements and documents required to be filed by it with the SEC since its  inception  required  to be filed by it pursuant to the  federal  securities  laws and the SEC  rules  and  regulations  promulgated thereunder  (collectively,  the "PARENT SEC DOCUMENTS").  Except as set forth in
SCHEDULE  3.2(d),  each of the Parent SEC Documents was prepared in  accordance, and complied as of their respective filing dates in all material respects,  with the  requirements of the Exchange Act or the Securities Act, as applicable,  and the rules and regulations promulgated thereunder, and, at the time of filing (or if  amended  or  superceded  by a  subsequent  filing,  then on the date of such subsequent filing), none of the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated  therein or necessary in order to make the statements  therein,  in light of the circumstances under which they were made, not misleading.

                    (ii) The financial statements  (including the notes thereto)
of Parent  included  in the  Parent  SEC  Documents  complied  as to form in all material  respects  with the then  applicable  accounting  requirements  and the published rules and regulations of the SEC with respect  thereto,  were prepared in  accordance  with  Parent's  books and  records and in  accordance  with GAAP applied on a consistent  basis during the periods  involved  (except as may have been indicated in the notes  thereto) and fairly present the financial  position of  Parent  as at the  dates  thereof  and  the  results  of  their  operations, stockholders' equity and cash flows for the period then ended.

                (e) LITIGATION, ETC. There are no (i) Actions pending, or to the best knowledge of Parent or Acquisition Sub, as applicable,  threatened  against
Parent or  Acquisition  Sub nor, to the best  knowledge of Parent or Acquisition
Sub, as applicable,  any basis therefor,  whether at law or in equity, or before or by any Governmental Authority, (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against Parent or Acquisition Sub.

                                      -12-

                (f)  ABSENCE  OF  UNDISCLOSED  LIABILITIES.  Neither  Parent nor
Acquisition  Sub has any Liability,  except for those  Liabilities  specifically disclosed  in the  Parent  SEC  Documents,  which  Liabilities  do  not,  in the aggregate,  exceed  $60,000.  Each  Liability of Parent and  Acquisition  Sub is
specifically identified and set forth on SCHEDULE 3.2(f).

                (g) NO BUSINESS ACTIVITIES.  Since inception, neither Parent nor
Acquisition   Sub  has  engaged  in  any  business  or  operations   other  than
organizational   activities   and  has  not,   other  than  issuing   shares  to
stockholders,  commenced any business or operational activities.  Except for the
Share Contribution Agreement,  dated as of June 2, 2004 (the "SHARE CONTRIBUTION
AGREEMENT"),  by and among  Parent  and the  stockholders  of  Parent  listed on
Schedule A thereto,  neither Parent nor  Acquisition  Sub is a party to or bound by, either  directly or indirectly,  any written or oral  contract,  commitment, agreement,  arrangement or understanding  relating to any matter. Neither Parent nor  Acquisition Sub owns,  leases or licenses any real or personal  property or assets.

                (h) EMPLOYEE  BENEFIT PLANS.  Neither Parent nor Acquisition Sub
employs  any  person on a full- or  part-time  basis,  and  neither  Parent  nor
Acquisition  Sub has any  "Employee  Benefit  Plan" as defined  in the  Employee
Retirement  Income  Security  Act of 1974.

                (i) COMPLIANCE WITH LAWS AND OTHER  INSTRUMENTS.  Neither Parent
nor  Acquisition  Sub  is in  violation  or  default  of  any  provision  of its respective Charter or by-laws.  Neither Parent nor Acquisition Sub is in default of any  instrument,  judgment,  order,  writ,  decree,  contract,  agreement  or understanding to which it is a party or by which it is bound, either directly or indirectly,  or of any  provision of any federal,  state or local law,  statute, rule or regulation  applicable to Parent or Acquisition Sub, including,  without limitation,  the  provisions of the  Sarbanes-Oxley  Act of 2002. The execution, delivery  and  performance  of  this  Agreement  and  the  consummation  of  the transactions contemplated hereby will not result in (i) any violation or default of any provision of Parent's or Acquisition Sub's Charter or by-laws or (ii) any violation or conflict  with any  provision  of any federal,  state or local law, statute, rule or regulation applicable to Parent or Acquisition Sub.

                (j) BROKERS.  Neither Parent,  Acquisition Sub, nor any of their respective  officers,  directors or employees have employed any broker or finder or incurred any liability for any brokerage  fees,  commissions or finders' fees in connection with the transactions contemplated hereby.

                                   ARTICLE 4

                               RELATED AGREEMENTS

            4.1  RELATED  AGREEMENTS.  Simultaneously  with  the  execution  and delivery of this  Agreement or on or prior to the Closing  Date,  the  following agreements  (collectively  referred to herein as the "RELATED  AGREEMENTS")  are being executed and delivered by the respective parties thereto:

                (a) AFFILIATE AGREEMENTS.  Simultaneously with the execution and delivery  of this  Agreement,  each of the persons  listed on  SCHEDULE  4.1(a),

                                      -13-

attached  hereto (each,  a "PARENT  AFFILIATE"),  is entering into the Affiliate
Agreement in the form of EXHIBIT C (the "AFFILIATE AGREEMENT"), providing, among other things,  that each Parent  Affiliate  shall not transfer  shares of Parent
Common Stock held (of record or beneficially) by such Parent Affiliate except as permitted therein.

                (b) REGISTRATION  RIGHTS AGREEMENT.  Parent and the stockholders of Parent  listed on SCHEDULE  4.1(b),  attached  hereto,  are  entering  into a
Registration  Rights  Agreement,  substantially  in the form attached  hereto as
EXHIBIT D (the  "REGISTRATION  RIGHTS  AGREEMENT"),  providing  for, among other things, the granting of piggy-back  registration  rights to such stockholders of
Parent.

                                   ARTICLE 5

                CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                              ADDITIONAL AGREEMENTS

            5.1 OPERATION OF BUSINESS OF THE COMPANY AND PARENT.  From and after the date hereof  until the  Effective  Time or the earlier  termination  of this
Agreement  pursuant  to Section  9.1 hereof (the  "EXECUTORY  PERIOD"),  (a) the
Company  shall  operate its  business as now operated and only in the normal and ordinary course and,  consistent with such operation,  will use its commercially reasonable efforts to preserve intact its business and assets, to keep available the  services  of  its  officers  and  employees  and to  maintain  satisfactory relationships  with persons having business  dealings with it and (b) Parent and
Acquisition Sub shall not conduct or commence any operational  activities of any kind, other than activities  which are, in the reasonable  judgment and with the prior written approval of the Company,  necessary to consummate the transactions contemplated hereby.

            5.2  PREPARATION OF FILINGS.  As promptly as  practicable  after the date of this  Agreement,  Parent  shall  properly  prepare,  file and  mail,  if applicable,  and the Company shall fully  cooperate in the  preparation  of, any filings  required  under the  Exchange Act  (including,  but not limited to, the information required by Rule 14f-1 to be filed and mailed to the stockholders of
Parent),  the Securities Act of 1933, as amended (the "SECURITIES  ACT"), or any other  federal or state  laws and Parent  shall  properly  prepare  and file any filings  required  under  state  securities  or "blue  sky"  laws,  in each case relating  to the  Merger and the  transactions  contemplated  by this  Agreement
(collectively,  the "FILINGS").  Each party will notify the other party promptly of the receipt of any comments from any  government  officials for amendments or supplements  to any Filing or for  additional  information  and will  supply the other party with copies of all  correspondence  between such party or any of its representatives,  on the one hand,  and any government  officials,  on the other hand,  with  respect to the Merger or any  Filing.  Each  party  shall  promptly provide the other party (or its counsel) with copies of all filings made by such party with any Governmental  Authority in connection with this Agreement and the transactions  contemplated  hereby and thereby.  The Filings shall comply in all material  respects with all applicable  requirements of law.  Whenever any event occurs which should be set forth in an  amendment or  supplement  to any Filing,
Parent or the Company, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with any government officials, and/or mailing to the stockholders of the Company, such amendment or supplement.

                                      -14-

            5.3 LEGAL  CONDITIONS  TO MERGER.  Each party  hereto shall take all reasonable actions necessary to comply promptly with all legal requirements that may be  imposed  on such  party  with  respect  to the  Merger and will take all reasonable  action  necessary to cooperate  with and furnish  information to the other party in  connection  with any such  requirements  imposed upon such other party in connection with the Merger. Each party hereto shall take all reasonable actions necessary (a) to obtain (and will take all reasonable  actions necessary
to  promptly   cooperate  with  the  other  party  in  obtaining)  any  consent, authorization,  order or  approval  of, or any  exemption  by, any  Governmental
Authority,  or other third party,  required to be obtained or made by such party
(or by the other  parties)  in  connection  with the Merger or the taking of any action contemplated by this Agreement,  (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such party to consummate the transactions contemplated hereby and
(c) to fulfill all  conditions  precedent  applicable to such party  pursuant to this Agreement.

            5.4 CONSENTS.  Each party hereto shall use its best efforts, and the other parties  shall  cooperate  with such  efforts,  to obtain any consents and approvals  of, or effect the  notification  of or filing  with,  each  person or authority,  whether  private  or  governmental,  whose  consent or  approval  is required in order to permit the  consummation of the Merger and the transactions contemplated  hereby  and to enable the  Surviving  Corporation  to conduct  and operate the business of the Company  substantially as presently conducted and as proposed to be conducted.

            5.5  EFFORTS  TO  CONSUMMATE.  Subject  to the terms and  conditions herein provided,  the parties hereto shall use their best efforts to do or cause to be done all such acts and things as may be  necessary,  proper or  advisable, consistent  with all  applicable  laws and  regulations,  to consummate and make effective  the  transactions  contemplated  hereby and to satisfy or cause to be satisfied all  conditions  precedent  that are set forth in Article 6 as soon as reasonably practicable.

            5.6  NOTICE  OF   PROSPECTIVE   BREACH.   Each  party  hereto  shall
immediately  notify the other parties in writing upon the occurrence of any act, event,  circumstance or thing that is reasonably  likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure of a closing  condition  to be  achieved  at the  Closing,  or any other  breach or violation hereof or default hereunder.

            5.7 PUBLIC  ANNOUNCEMENTS.  The parties  hereto  agree that,  to the maximum extent  feasible,  but subject to the public  disclosure and other legal obligations of Parent and  regulatory  obligations to which each may be subject, they shall advise and confer prior to the  issuance  (and provide  copies to the other  party  prior to  issuance)  of any  public  announcement  or  reports  or statements with respect to the Merger.

            5.8 SUPPORT OF MERGER BY OFFICERS AND  DIRECTORS.  Each party hereto shall use its or his best efforts to cause all of its officers and  directors to support the Merger and to take all actions and execute all documents  reasonably requested  by the other  parties  hereto to carry out the intent of the  parties with respect to the transactions contemplated hereby.

            5.9 COMPANY REVERSE STOCK SPLIT.  The Company  currently  intends to effect a 1:5.7968492  reverse stock split (the "COMPANY REVERSE STOCK SPLIT") of the Company Common Stock prior to the Effective Time;  PROVIDED,  however,  that

                                      -15-

the  occurrence or  non-occurrence  for any reason of the Company  Reverse Stock
Split  prior to the  Effective  Time  shall  not be deemed to be a breach by the
Company  of any  representation,  warranty,  covenant  or  agreement  under this
Agreement, and in the event the Company Reverse Stock Split does not occur prior to the  Effective  Time,  the  parties  agree that the  Exchange  Ratio shall be re-calculated  in such a  manner  as to put the  parties  in the  same  relative economic position as if the Company Reverse Stock Split had been completed prior to the Effective Time.

            5.10 ACCESS TO RECORDS.  From the date  hereof  until the  Effective
Time,  Parent  shall  cooperate  in all  respects  with the  preparation  of the historical and pro forma financials of the Surviving  Corporation and Parent and shall, at the Company's request,  afford to the officers,  independent certified public accounts, counsel and other representatives of the Company, free and full access at all reasonable times to all properties,  books and records  (including tax returns filed and those in preparation) of Parent and Acquisition Sub and to the work papers of the independent  certified  public  accountants of Parent and
Acquisition  Sub.  Additionally,  Parent  and  Acquisition  Sub will  cause  its officers to furnish to the Company and its accountants and other representatives such additional  financial and operating data, if any, and other  information as to the business and properties of Parent and  Acquisition  Sub as the Company or such other representatives shall from time to time reasonably request.

                                   ARTICLE 6

                              CONDITIONS PRECEDENT

            6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS.  The obligations of each party to perform  this  Agreement  and to effect  the Merger are  subject to the satisfaction  of the  following  conditions  unless  waived (to the extent  such conditions can be waived) by all parties hereto:

                (a) APPROVALS. All authorizations, consents, orders or approvals of, or  declarations or filings with or expiration of waiting periods imposed by any  Governmental  Authority  necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

                (b) LEGAL ACTION. No temporary  restraining  order,  preliminary injunction or permanent injunction or other order preventing the consummation of the  Merger  shall  have been  issued  by any  federal  or state  court or other
Governmental  Authority and remain in effect.  No litigation or proceeding shall be pending which will have the probably  effect of enjoining or  preventing  the consummation of any of the transactions provided for in this Agreement.

                (c) LEGISLATION.  No federal,  state,  local or foreign statute, rule or regulation shall have been enacted which prohibits,  restricts or delays the  consummation of the  transactions  contemplated by this Agreement or any of the conditions to the consummation of such transactions.

                (d)  WIMBA   TRANSACTION.   The  closing  of  the   transactions
contemplated by the Share Exchange Agreement, dated as of the date hereof, among the Company,  Wimba S.A. and the other parties  thereto,  shall have occurred in accordance therewith.

                                      -16-

                (e) RULE 14F-1 INFORMATION. Parent shall have filed with the SEC and mailed to its stockholders, not less than 10 days prior to the Closing Date, the information required by Rule 14f-1 of the Exchange Act.

            6.2  CONDITIONS TO OBLIGATIONS  OF PARENT AND  ACQUISITION  SUB. The
obligations  of Parent to  perform  this  Agreement  and of  Acquisition  Sub to perform  this  Agreement  and the  Certificate  of  Merger  are  subject  to the satisfaction  of the  following  conditions  unless  waived (to the extent  such conditions can be waived) by Parent and Acquisition Sub:

                (a)  REPRESENTATIONS  AND WARRANTIES OF THE COMPANY.  Parent and
Acquisition Sub shall have received a certificate  signed by the Chief Executive
Officer  of the  Company  on  behalf  of the  Company  to the  effect  that  the representations  and warranties of the Company set forth in Section 3.1 shall be true and correct in all  material  respects  (except for any  representation  or warranty that by its terms is qualified by  materiality,  in which case it shall be true and correct in all respects) as of the date of this  Agreement and as of the Closing Date as though made at and as of such dates, respectively; PROVIDED,
however,  that  the  parties  agree  that  the  Company's   representations  and
warranties and the certificate  contemplated hereby do not extend to Wimba S.A., which the Company expects to acquire prior to the Closing Date.

                (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects the obligations required to be performed by it under this  Agreement  prior to or as of the Closing Date,  and Parent and
Acquisition  Sub shall have  received a  certificate  signed by the Acting Chief
Executive Officer of the Company to that effect.

            6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the
Company to perform this  Agreement and the  Certificate of Merger are subject to the satisfaction of the following  conditions  unless waived (to the extent such conditions can be waived) by the Company:

                (a)    REPRESENTATIONS    AND   WARRANTIES   OF   PARENT.    The
representations  and  warranties  of  Parent  and  Acquisition  Sub set forth in
Section 3.2 hereof  shall be true and correct in all material  respects  (except
for  any   representation  or  warranty  that  by  its  terms  is  qualified  by materiality,  in which case it shall be true and correct in all  respects) as of the date of this  Agreement,  and as of the  effective  date of the  Stockholder
Action  and as of the  Closing  Date as  though  made  at and as of such  dates, respectively,  and the Company shall have  received a certificate  signed by the
President of Parent and the President of Acquisition Sub to that effect.

                (b) STOCKHOLDER APPROVAL;  CERTIFICATE OF MERGER. This Agreement
and the Merger  shall have been duly and  validly  approved  and  adopted by the stockholders  of the Company in  accordance  with the  Delaware  Statute and the
Company's  Charter and By-laws,  and the  Certificate  of Merger shall have been executed  and  delivered by  Acquisition  Sub and the Company and filed with and accepted by the Secretary of State of the State of Delaware.

                (c)  PERFORMANCE OF OBLIGATIONS OF PARENT AND  ACQUISITION  SUB.
Parent and Acquisition  Sub shall have performed in all material  respects their respective obligations required to be performed by them under this Agreement and

                                      -17-

the  Certificate  of Merger  prior to or as of the Closing  Date and the Company shall have  received a  certificate  signed by the  President  of Parent and the
President of Acquisition Sub to that effect.

                (d) RELATED  AGREEMENTS.  Each of the Related Agreements and the
Share  Contribution  Agreement  shall  each be in full  force and effect and the actions  required to be taken  thereunder  by the parties  thereto  prior to the
Effective Time shall have been taken.

                (e) PARENT  PREFERRED  STOCK  CERTIFICATE OF  DESIGNATIONS.  The
Company  shall have  received  evidence  that the  Certificate  of  Designations designating  the rights and  preferences of the Parent  Preferred Stock has been properly  filed  with  the  Secretary  of State of the  State of  Nevada  and is
effective,  and such Certificate of Designations shall be substantially  similar to the Certificate of Designations designating the rights and preferences of the
Company's Series C Preferred Stock.

                (f) BOARD  REPRESENTATION.  Each person who is an officer and/or director of Parent and/or  Acquisition Sub,  respectively,  immediately prior to
the  Effective  Time  shall  have  resigned  his  or  her  position,   effective
immediately  upon the Effective  Time,  and Parent shall have caused each person listed on Schedule 6.3(f), hereto, to be duly appointed as a member of the board of directors of Parent  and/or to the office set forth  opposite  such  person's name.

                (g) STOCK CERTIFICATES.  Parent shall have delivered a letter to the transfer agent directing the transfer agent to deliver the Merger Shares.

                (h) BOARD  APPROVAL.  This  Agreement  and the Merger  Agreement
shall have been approved by the Board of Directors of Parent.

                (i) SUPPORTING DOCUMENTS. The Company shall have received copies of  such  supporting  documents  and  other  information  with  respect  to  the operations  and  affairs  of  Parent  and  Acquisition  Sub as the  Company  may
reasonably request.

                (j) FORM 8-K  FINANCIALS.  The  consolidated  historical and pro forma  financials  of the  Company,  Acquisition  Sub and Parent shall have been prepared in accordance with the  requirements of Form 8-K promulgated  under the
Exchange  Act  and  shall,  in the  Company's  reasonable  judgment,  be in form suitable for filing with the SEC.

                (k) LIABILITIES OF PARENT AND ACQUISITION SUB. The Company shall have received evidence satisfactory to the Company (in its sole discretion) that
Parent and  Acquisition Sub have satisfied in full all Liabilities of Parent and
Acquisition Sub.

                (l)  CAPITALIZATION  OF PARENT.  The Company shall have received evidence  satisfactory to the Company (in its sole  discretion),  which evidence may include,  among other things, a certificate from Parent's transfer agent and an opinion of Parent's  legal  counsel,  that the  outstanding  capital stock of
Parent  immediately  prior to Closing  consists  solely of  1,500,000  shares of
Parent Common Stock.

                                      -18-

                                   ARTICLE 7

                              ADDITIONAL AGREEMENTS

            7.1 RESTRICTION ON TRANSFER.

                (a) The  shares  of  Parent  Common  Stock to be  issued to each stockholder  of the  Company  pursuant  to the  Merger and any shares of capital stock or other  securities  received  with respect  thereto  (collectively,  the
"RESTRICTED  SECURITIES")  shall not be sold,  transferred,  assigned,  pledged, encumbered  or  otherwise  disposed  of (each,  a  "TRANSFER")  except  upon the conditions  specified  in this  Section 7.1,  which  conditions  are intended to insure compliance with the provisions of the Securities Act. Each stockholder of the Company shall observe and comply with the  Securities  Act and the rules and regulations  promulgated  by the SEC  thereunder  as now in effect or  hereafter enacted or promulgated, and as from time to time amended, in connection with any
Transfer of Restricted Securities beneficially owned by the Stockholder.

                (b) (i)  Each  certificate  representing  Restricted  Securities issued to a  stockholder  of the Company that is a "U.S.  person" (as defined by the  Securities  Act)  and  each  certificate  for  such  securities  issued  to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections  7.1(c) and 7.1(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE  SECURITIES  REPRESENTED  BY THIS  CERTIFICATE  HAVE  BEEN
            ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED  UNDER THE
            SECURITIES  ACT OF 1933, AS AMENDED,  OR ANY  APPLICABLE  STATE
            SECURITIES  OR "BLUE-SKY"  LAWS.  THESE  SECURITIES  MAY NOT BE
            SOLD, TRANSFERRED,  ASSIGNED,  PLEDGED, ENCUMBERED OR OTHERWISE
            DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION
            THEREFROM.  ADDITIONALLY,  THE TRANSFER OF THESE  SECURITIES IS
            SUBJECT  TO THE  CONDITIONS  SPECIFIED  IN  SECTION  7.1 OF THE
            AGREEMENT  AND  PLAN OF  REORGANIZATION,  DATED  AS OF JUNE 14,
            2004, AMONG CONTINUUM GROUP B INC., HW ACQUISITION  CORPORATION
            AND HORIZONLIVE.COM,  INC., AND NO TRANSFER OF THESE SECURITIES
            SHALL BE VALID OR  EFFECTIVE  UNTIL SUCH  CONDITIONS  HAVE BEEN
            FULFILLED.  UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS,
            CONTINUUM  GROUP B INC.  HAS  AGREED TO  DELIVER  TO THE HOLDER
            HEREOF A CONTINUUM GROUP B INC.  CERTIFICATE,  NOT BEARING THIS
            LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE
            NAME OF THE  HOLDER  HEREOF.  COPIES OF SUCH  AGREEMENT  MAY BE
            OBTAINED  AT NO COST BY WRITTEN  REQUEST  MADE BY THE HOLDER OF
            RECORD OF THIS  CERTIFICATE TO THE SECRETARY OF CONTINUUM GROUP
            B INC."

                (ii) Each certificate  representing Restricted Securities issued to a stockholder  of the Company that is not a "U.S.  person" (as defined by the
Securities Act) and each  certificate  for such securities  issued to subsequent transferees of any such  certificate  shall (unless  otherwise  permitted by the

                                      -19-

provisions  of  Sections  7.1(c)  and 7.1(d)  hereof)  be  stamped or  otherwise imprinted with a legend in substantially the following form:

                "THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE HAVE BEEN
                ISSUED  PURSUANT  TO  REGULATION  S  PROMULGATED  UNDER THE
                SECURITIES  ACT OF 1933, AS AMENDED.  THESE  SECURITIES MAY
                NOT BE  TRANSFERRED OR SOLD IN THE UNITED STATES OR TO U.S.
                PERSONS  EXCEPT  IN  ACCORDANCE   WITH  THE  PROVISIONS  OF
                REGULATION  S, OR PURSUANT TO AN AVAILABLE  EXEMPTION  FROM
                REGISTRATION.  HEDGING  TRANSACTIONS  INVOLVING  SECURITIES
                SOLD PURSUANT TO  REGULATION S MAY NOT BE CONDUCTED  UNLESS
                IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED."

                (c) Upon  approval  of the  Merger  by the  stockholders  of the
Company as  contemplated  hereby,  each  stockholder of the Company is deemed to
agree  (and  by   execution   and   delivery  of  the   Stockholder   Investment
Representation  Letter  each  stockholder  of the  Company  confirms  its or his agreement) that, prior to any Transfer of Restricted  Securities to give written notice to Parent of such stockholder's  intention to effect such Transfer and to comply in all other  respects with the provisions of this Section 7.1. Each such notice shall describe the manner and circumstances of the proposed Transfer and, if requested by Parent,  shall be accompanied by the written opinion,  addressed to Parent, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel  (which  opinion and counsel  shall be reasonably satisfactory  to Parent) such  proposed  transfer does not involve a transaction requiring  registration or qualification of such Restricted Securities under the
Securities Act or the securities or "blue-sky" laws of any relevant state of the
United States.  The holder thereof shall  thereupon be entitled to Transfer such
Restricted Securities in accordance with the terms of the notice delivered by it to Parent. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such  Restricted  Securities  (and each  certificate or other  instrument  evidencing  any  untransferred  balance  of  such  Restricted
Securities)  shall bear the applicable legend set forth in Section 7.1(b) unless
(x) in the opinion of Parent's  counsel,  registration of any future Transfer is not required by the  applicable  provisions of the  Securities Act or (y) Parent shall have waived the requirement of such legends. No stockholder of the Company shall Transfer any Restricted  Securities until such opinion of counsel has been given  (unless  waived by  Parent or unless  such  opinion  is not  required  in accordance with the provisions of this Section 7.1(c)).

                (d)  Notwithstanding  the  foregoing  provisions of this Section
7.1, the restrictions  imposed by this Section 7.1 upon the  transferability  of
Restricted  Securities  shall cease and  terminate  when (i) any such shares are sold or otherwise  disposed of pursuant to an effective  registration  statement under the  Securities  Act or as otherwise  contemplated  by Section 7.1(c) and, pursuant to Section  7.1(c),  the securities so transferred  are not required to bear the  applicable  legend set forth in  Section  7.1(b) or (ii) the holder of such  Restricted  Securities  has  met the  requirements  for  Transfer  of such
Restricted  Securities  pursuant to subparagraph  (k) of Rule 144.  Whenever the restrictions  imposed by this Section 7.1 shall  terminate,  as herein provided, the  holder  of  Restricted  Securities  as  to  which  such  restrictions  have

                                      -20-

terminated  shall be entitled to receive from  Parent,  without  expense,  a new certificate not bearing the  restrictive  legend set forth in Section 7.1(b) and not containing any other reference to the  restrictions  imposed by this Section
7.1.

            7.2 CONFIDENTIALITY.  Parent and the Acquisition Sub acknowledge and recognize  that the Subject  Business  has been  conducted  by the Company or is currently  planned to be conducted by the Surviving  Corporation  throughout the world, and further  acknowledge and recognize the highly  competitive  nature of the industry in which the Subject Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to the Parent of the transactions contemplated hereby, and in consideration of and as an inducement to the Company to enter into this  Agreement and to consummate  the  transactions  contemplated hereby,  from and after the date  hereof,  Parent and the  Acquisition  Sub each shall not use or disclose to any Person,  any  Confidential  Information  or the
terms and conditions of this  Agreement,  for any reason or purpose  whatsoever, nor shall  Parent and the  Acquisition  Sub make use of any of the  Confidential
Information  or the terms and  conditions of this Agreement for its or their own purposes or for the benefit of any Person except (i) in order to facilitate  the fulfillment of such party's obligations  hereunder,  (ii) to the Company and the
Surviving  Corporation,  (iii) as required by law or judicial  process,  (iv) as required  to fulfill  legal and  regulatory  obligations,  if any or (v) to such party's attorneys,  accountants,  other advisors, officers, employees, directors and  equityholders,  as applicable,  provided that such third party agrees to be bound by the confidentiality  provisions hereof. For purposes of this Agreement,
"CONFIDENTIAL  INFORMATION"  shall  mean  Intellectual  Property  Rights  of the
Company or its affiliates and all  information of a proprietary  nature relating to the Company or its affiliates or the Subject Business (other than information that is in the  public  domain at the time of  receipt  thereof by Parent or the
Acquisition Sub or otherwise becomes public other than as a result of the breach by Parent or the  Acquisition  Sub of its  agreement  hereunder or is rightfully received from a third party without any  obligation  of  confidentiality  to the
Company or is independently developed by Parent or the Acquisition Sub). As used herein,  the term "SUBJECT  BUSINESS"  shall mean the business of the Company or such  business  as is  reasonably  related to the  business of the Company or is reasonably based on its technology.

            7.3  ASSUMPTION OF  REGISTRATION  RIGHTS  AGREEMENT  AND  PREEMPTIVE
RIGHTS  AGREEMENT.  At the Effective Time, each of (i) the  Registration  Rights
Agreement to be entered into prior to the  Effective  Time among the Company and the investors of the Series C Preferred Stock (the "COMPANY  REGISTRATION RIGHTS
AGREEMENT"),  and (ii) the Preemptive  Rights Agreement to be entered into prior to the Effective  Time among the Company and the  stockholders  of the Company a party  thereto (the "COMPANY  PREEMPTIVE  RIGHTS  AGREEMENT"),  by virtue of the
Merger and without any further  action on the part of Parent or any party to the
Company Registration Rights Agreement or the Preemptive Rights Agreement,  shall be assumed by Parent.

                                      -21-

                                   ARTICLE 8

                            SURVIVAL; INDEMNIFICATION

            8.1  INDEMNIFICATION:  SURVIVAL OF  REPRESENTATIONS  AND WARRANTIES;
SPECIFIC PERFORMANCE.

                (a)  Each  of the  Company,  on the one  hand,  and  Parent  and
Acquisition Sub, on the other hand,  shall indemnify,  defend and hold the other party (and its officers, directors,  partners, employees, agents and affiliates)
harmless  from and  against all  liability,  loss or damage,  together  with all reasonable  costs and expenses  related thereto  (including legal and accounting fees and  expenses),  arising from,  relating to, or connected with any untruth, inaccuracy or breach of any representations, warranties, covenants or agreements contained herein prior to the Effective Time. Notwithstanding the foregoing, the representations and warranties of the Company,  Parent and Acquisition Sub shall be  deemed to be a  condition  to the  Merger  and,  in the  event  the  Closing hereunder shall occur, all representations and warranties shall not in any event survive beyond, and shall terminate and be of no further force or effect, at and after the Effective Time.

                (b)  NOTWITHSTANDING  ANYTHING  ELSE TO THE  CONTRARY  CONTAINED
HEREIN,  NO PARTY HERETO SHALL BE LIABLE TO ANY OTHER PARTY HERETO FOR INDIRECT,
INCIDENTAL,  CONSEQUENTIAL,  SPECIAL OR PUNITIVE DAMAGES (EVEN IF THAT PARTY HAS
BEEN ADVISED OF THE  POSSIBILITY OF SUCH DAMAGES),  ARISING FROM THE TERMINATION
OR  IMPLEMENTATION  OF THIS  AGREEMENT,  INCLUDING,  BUT NOT LIMITED TO, LOSS OF
REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

                (c) The  transactions  contemplated  hereby  are  unique and the parties hereto  acknowledge that the breach or threatened  breach of the binding provisions of this  Agreement may cause  irreparable  harm to the  non-breaching party or parties, as the case may be, for which an award of monetary damages may be  inadequate.  Accordingly,  in addition to and not in limitation of any other remedies  available  for a  breach  or  threatened  breach  by any  party of any provisions  of this  Agreement,  the Company  shall be entitled to an injunction restraining  Parent  and/or  Acquisition  Sub from  continuing  such  breach  or threatened breach and Parent shall be entitled to an injunction  restraining the
Company from continuing such breach or threatened breach.

                                   ARTICLE 9

                 TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

            9.1  TERMINATION.  This Agreement may be terminated,  and the Merger abandoned,  notwithstanding  the  approval  by Parent,  Acquisition  Sub and the
Company of this Agreement, at any time prior to the Effective Time, by:

                (a)  the  mutual  consent  of  Parent,  Acquisition  Sub and the
Company; or

                (b) either  party,  if the  conditions  set forth in Section 6.1 hereof shall not have been met by September 30, 2004,  except if such conditions have not been met  solely as a result of the  action  or  inaction  of the party seeking to terminate; or

                (c) Parent,  Acquisition Sub or the Company, if such party shall have determined in its sole discretion, exercised in good faith, that the Merger contemplated  by this  Agreement  has  become  impracticable  by  reason  of the institution  of any  litigation,  proceeding  or  investigation  to  restrain or prohibit the  consummation  of the Merger,  or which  questions  the validity or legality of the transactions contemplated by this Agreement; or

                                      -22-

                (d) Parent,  Acquisition  Sub or the  Company,  if any  statute, rule,  regulation or other  legislation  shall have been enacted  which,  in the reasonable  judgment  of such  party,  exercised  reasonably  and in good faith, materially adversely impairs the conduct or operation of another party.

Any termination  pursuant to this Section 9.1 (other than a termination pursuant to Section  9.1(a) hereof) shall be effected by written notice from the party or parties so terminating to the other parties hereto.

            9.2 EFFECT OF  TERMINATION.  In the event of the termination of this
Agreement  as provided in Section  9.1,  this  Agreement  shall be of no further force or effect,  except for this  Section  9.2,  and  Article 10, each of which shall survive the termination of this Agreement.

                                   ARTICLE 10

                                  MISCELLANEOUS

            10.1 EXPENSES. As used in this Agreement,  "TRANSACTION COSTS" shall mean, with respect to any party, all actual,  out-of-pocket expenses incurred by such party and paid to third  parties in  connection  with this  Agreement,  the
Merger and all other transactions provided for herein and therein; but shall not in any event  include (a) general  overhead,  (b) the time spent by employees of such party internally, (c) postage, telephone,  telecopy, photocopy and delivery expenses,  (d) permit and filing fees, and (e) other non-material  expenses that are incidental to the ordinary course of business.  Each party hereto shall bear its own fees and  expenses  in  connection  with the  transactions  contemplated hereby;  provided,  however,  that in the event the Merger shall be consummated,
(x) except as set forth in clause (y), Parent and Acquisition Sub shall bear all
Transaction  Costs and Liabilities of Parent and Acquisition Sub, whether or not such Transaction  Costs and Liabilities have been paid by Parent and Acquisition
Sub on or  before  the  Closing  Date and (y) the  Company  shall  bear up to an aggregate of $60,000 of properly documented Transaction Costs and Liabilities of
Parent.

            10.2  DEFINITION OF BEST KNOWLEDGE.  As used in this Agreement,  the term  "BEST  KNOWLEDGE  and like  phrases  shall  mean and  include  (i)  actual knowledge and (ii) that knowledge which a prudent business person (including the officers,  directors,  and key  employees of the party in  question)  could have obtained in the  management  of his or her  business  affairs  after  making due inquiry and  exercising  due  diligence  with  respect  thereto.  In  connection therewith,  the  knowledge  (both  actual  and  constructive)  of  any  officer, director,  or key  employee  of any  party  hereto  shall be  imputed  to be the knowledge of such party.

            10.3 ENTIRE AGREEMENT.  This Agreement  (including the Schedules and the Exhibits  attached hereto) and the other writings referred to herein contain the entire  agreement among the parties hereto with respect to the  transactions contemplated  hereby  and  supersede  all prior  agreements  or  understandings, written or oral, among the parties with respect thereto.

            10.4 DESCRIPTIVE HEADINGS.  Descriptive headings are for convenience only and  shall not  control  or  affect  the  meaning  or  construction  of any provision of this Agreement.

                                      -23-

            10.5 NOTICES. All notices or other communications which are required or  permitted  hereunder  shall  be  in  writing  and  sufficient  if  delivered personally or sent by  nationally-recognized  overnight courier or by registered or certified mail,  postage prepaid,  return receipt requested or by telecopier, with confirmation as provided above addressed as follows:

                (a) if to Parent or Acquisition Sub, to:

                    Continuum Group B Inc.
                    c/o Olshan Gundman Frome Rosenzweig & Wolosky LLP
                    Park Avenue Tower
                    65 Each 55th Street
                    New York, NY  10022
                    Attention:  Robert L. Frome
                    Telecopier:  (212) 541-2222

                (b) if to the  Company,  to:

                    HorizonLive.com,  Inc.
                    520 Eighth Avenue,  23rd Floor
                    New York,  New York  10018
                    Attention:  Walter  Barandiaran, Chairman
                    Telecopier: (212) 533-6041;

                    with a copy to:

                    Orrick, Herrington & Sutcliffe, LLP
                    666 Fifth Avenue
                    New York, New York  10103
                    Attention:  Elaine F. Stein, Esq.
                    Telecopier:  (212) 506-5151;

or to such  other  address  as the party to whom  notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or  communications  shall be deemed to be  received  (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier,  on the next business day after the date when sent (c) in the case of facsimile transmission or telecopier, upon confirmed receipt, and (d) in the case of mailing,  on the fifth  business day following the date on which the piece of mail containing such communication was posted.

            10.6  COUNTERPARTS.  This Agreement may be executed in any number of counterparts by original or facsimile signature,  each such counterpart shall be an original instrument,  and all such counterparts together shall constitute one and the same agreement.

            10.7  GOVERNING  LAW.  This  Agreement  shall  be  governed  by  and construed in  accordance  with the laws of the State of New York  applicable  to contracts made and to be performed wholly therein.

            10.8  BENEFITS OF  AGREEMENT.  All the terms and  provisions of this
Agreement  shall be binding upon and inure to the benefit of the parties  hereto and their respective  successors and permitted assigns. This Agreement shall not

                                      -24-

be  assignable  by any party  hereto  without the  consent of the other  parties hereto.

            10.9  PRONOUNS.  As used  herein,  all  pronouns  shall  include the masculine,  feminine,  neuter,  singular and plural thereof whenever the context and facts require such construction.

            10.10 AMENDMENT,  MODIFICATION AND WAIVER.  This Agreement shall not be altered or otherwise  amended  except  pursuant to an  instrument  in writing signed by Parent and the Company; provided, however, that after the approval and adoption of this Agreement and the Merger by the stockholders of the Company, no amendment of this Agreement shall be made which pursuant to the Delaware Statute or other law requires the further  approval of the  stockholders of the Company;
provided further, however, that any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party  hereto  of a breach  of any  provision  of this  Agreement  shall not operate or be construed as a waiver of any subsequent breach.

            10.11  SEVERABILITY.  If any  provision  of this  Agreement  is held invalid  or  unenforceable  by any court of  competent  jurisdiction,  the other provisions of this Agreement will remain in full force and effect. Any provision of this  Agreement  held  invalid or  unenforceable  only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            10.12 NO THIRD PARTY  BENEFICIARIES.  Nothing  express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the  respective  successors  or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

            10.13 INTERPRETATION. This Agreement has been negotiated between the parties  and will not be deemed to be drafted  by, or the product of, any party.
As such,  this Agreement  will not be  interpreted in favor of, or against,  any party.

            10.14 NO JOINT VENTURE. No party hereto shall make any warranties or representations,  or assume  or create  any  obligations,  on the other  party's behalf  except as may be  expressly  permitted  hereunder  or in writing by such other party.  Each party hereto shall be solely  responsible  for the actions of all its respective employees, agents and representatives.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                      -25-

            IN WITNESS  WHEREOF,  each of the  parties  hereto  has caused  this
Agreement and Plan of  Reorganization to be executed on its behalf as of the day and year first above written.

                                         CONTINUUM GROUP B INC.

                                         By: /s/ Michael Wainstein
                                             -----------------------------------
                                             Name: Michael Wainstein
                                             Title: Co-Executive Vice President

                                         HW ACQUISITION CORPORATION

                                         By:  /s/ Michael Wainstein
                                              ----------------------------------
                                              Name: Michael Wainstein
                                              Title: Executive Vice President

                                         HORIZONLIVE.COM, INC.

                                         By: /s/ Walter Barandiaran
                                             -----------------------------------
                                             Name:  Walter Barandiaran
                                             Title:  Chief Executive Officer